VISTA GOLD CORP.

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

SPECIAL WARRANT INDENTURE

Providing for the Issue of up to
15,410,577 Special Warrants

Dated as of October 22, 2010

TABLE OF CONTENTS

ARTICLE ONE
INTERPRETATION

ARTICLE TWO
THE SPECIAL WARRANTS

ARTICLE THREE
REGISTRATION AND OWNERSHIP OF SPECIAL WARRANTS AND EXCHANGE OF SPECIAL WARRANT CERTIFICATES

ARTICLE FOUR
RELEASE OF SPECIAL WARRANTS

ARTICLE FIVE
COVENANTS

ARTICLE SIX
DEPOSIT OF PROCEEDS AND CANCELLATION OF SPECIAL WARRANTS

ARTICLE SEVEN
ENFORCEMENT

ARTICLE EIGHT
MEETINGS OF SPECIAL WARRANTHOLDERS

ARTICLE NINE
SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS

ARTICLE TEN
CONCERNING SPECIAL WARRANT AGENT

ARTICLE ELEVEN
GENERAL

SPECIAL WARRANT INDENTURE

THIS SPECIAL WARRANT INDENTURE dated as of the 22nd day of October, 2010.

BETWEEN:

VISTA GOLD CORP., a corporation continued under the laws of the Yukon Territory

(hereinafter the "**Corporation**");

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada

(hereinafter the "**Special Warrant Agent**").

WHEREAS, the Corporation proposes to create and issue Special Warrants (as hereinafter defined) to be constituted and issued as herein provided;

AND WHEREAS, the Corporation is authorized to create and issue the Special Warrants as herein provided;

AND WHEREAS, all things necessary have been done and performed to make the Special Warrant Certificates (as hereinafter defined), when certified by the Special Warrant Agent and issued and delivered as herein provided, legal, valid and binding obligations of the Corporation with the benefits of and subject to the terms of this Indenture;

AND WHEREAS, the foregoing recitals are made as representations by the Corporation and not by the Special Warrant Agent;

AND WHEREAS, the Special Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Special Warrants issued pursuant to this Indenture;

NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given, the receipt and sufficiency of which are hereby acknowledged by the Corporation and the Special Warrant Agent, the Corporation hereby appoints the Special Warrant Agent as agent for the Special Warrantholders (as hereinafter defined), to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Special Warrants issued pursuant to this Indenture, and the Corporation and the Special Warrant Agent hereby covenant, agree and declare as follows:

ARTICLE ONE
INTERPRETATION

Section 1.01 Definitions

In this Indenture and in the Special Warrant Certificates, unless there is something in the subject matter or context inconsistent therewith:

(a) "**Adjustment Period**" means the period commencing on the date hereof and ending at the Release Date;

(b) "**Applicable Legislation**" means the provisions of any statute of Canada or a Province thereof, and the regulations under any such statute, relating to Special Warrant indentures or to the rights, duties and obligations of corporations and Special Warrant agents under Special Warrant indentures as are from time to time in force and applicable to this Indenture;

(c) "**Approved Bank**" has the meaning attributed thereto in Section 6.02 hereof;

(d) "**Business Day**" means any day that is not a Saturday, Sunday or statutory holiday in Toronto, Ontario, or in Vancouver, British Columbia, or a day when the principal corporate trust office of the Special Warrant Agent in the City of Vancouver, British Columbia, is not generally open to the public for the transaction of business;

(e) "**Closing Date**" means the Effective Date;

(f) "**Corporation**" means Vista Gold Corp., and includes any successor corporation to or of the Corporation which shall have complied with the provisions of Section 9.02 hereof;

(g) "**Corporation's auditors**" means PricewaterhouseCoopers LLP or such other firm of chartered accountants appointed as the auditor of the Corporation;

(h) "**counsel**" means a barrister or solicitor or a firm of barristers and solicitors, who may be counsel for the Corporation, acceptable to the Special Warrant Agent;

(i) "**Current Market Price**" of the Shares at any date means the volume weighted average trading price of the Shares on the Toronto Stock Exchange or the NYSE Amex Equities Stock Exchange as may be selected for that purpose by the Board of Directors of the Corporation or, if the Shares are not then listed on the Toronto Stock Exchange or the NYSE Amex Equities Stock Exchange, on such other Canadian or United States stock exchange as may be selected for that purpose by the Board of Directors of the Corporation, or, if the Shares are not then listed on any Canadian or United States stock exchange, in the over-the-counter market, during the ten most recent consecutive trading days ending on the fifth trading day before such date; provided that the volume weighted average trading price shall be determined by dividing that aggregate sale price of all Shares sold on the said exchange or market, as the case may be, during the said ten consecutive trading days by the total number of Shares so sold; and provided further that, if the Shares are not listed and posted for trading on any stock exchange in Canada or the United States or traded in the over-the-counter market, the Current Market Price shall be determined by a nationally recognized accounting firm chosen by the Corporation;

(j) "**director**" means a director of the Company for the time being, and unless otherwise specified herein;

(k) "**Effective Date**" means the date of this Indenture;

(l) "**Escrow Release Conditions**" means the following conditions precedent to the release of the Escrow Funds to the Corporation:

(i) receipt of Shareholder Approval;

(ii) receipt of approval from the NYSE Amex Equities Stock Exchange; and

(iii) delivery by the Corporation to the Special Warrant Agent of the Release Notice pursuant to Section 4.01(b) hereof;

(m) "**Exchange Act**" means the United States *Securities Exchange Act of 1934*, as amended;

(n) "**Exercise Date**" means, with respect to any Special Warrant deemed to be exercised by the holder in accordance with subsection 4.01(a) hereof, the day on which the Special Warrant Agent is required to facilitate the exercise of such Special Warrant pursuant to subsection 4.01(a) hereof;

(o) "**Exercise Number**" means the number of Shares and Warrants that Special Warrantholders are entitled to receive upon the exercise of each Special Warrant in accordance with Section 2.02 hereof, subject to adjustment in accordance with Section 4.06 hereof and that number, as at the date hereof, is equal to one Share and one Warrant for each Special Warrant;

(p) "**Extraordinary Resolution**" has the meaning attributed thereto in sections 8.13 and 8.16 hereof;

(q) "**Indemnified Person**" has the meaning attributed thereto in Section 10.06(b);

(r) "**Original Special Warrantholder**" means an original purchaser of the Special Warrants that was issued the Special Warrants pursuant to the terms of the subscriptions agreements between the Corporation and the purchasers of Special Warrants;

(s) "**person**" includes an individual, corporation, partnership, trustee, unincorporated organization or any other entity whatsoever, and words importing persons have a similar extended meaning;

(t) "**Proceeds**" means up to U.S.$33,756,502, being the gross proceeds of the private placement of the Special Warrants;

(u) "**Regulation S**" means Regulation S under the U.S. Securities Act;

(v) "**Release Date**" means the date, prior to the Termination Date, on which the Special Warrant Agent receives the Release Notice from the Corporation;

(w) "**Release Deadline**" means December 15, 2010;

(x) "**Release Notice**" means a written notice in the form set out in Schedule B attached hereto executed by the Corporation;

(y) "**Release Time**" means the time, prior to the Termination Time, that the Special Warrant Agent receives the Release Notice from the Corporation;

(z) "**Representing Party**" has the meaning attributed thereto in Section 6.06 hereof;

(aa) "**SEC**" means the United States Securities and Exchange Commission;

(bb) "**Share Resale Registration Notice**" has the meaning given in Section 4.05(c);

(cc) "**Share Resale Registration Statement**" means a registration statement on proper form under the U.S. Securities Act covering the resale of the Shares by the Original Special Warrantholders;

(dd) "**Shareholder Approval**" means the shareholder approval for the issuance of the Special Warrants, the issuance of the Shares and Warrants issuable on the deemed exercise of the Special Warrants and the issuance of the Shares issuable on the exercise of the Warrants, as required by the Toronto Stock Exchange and any other applicable regulatory authorities;

(ee) "**Shareholder Meeting**" means the special general meeting of the shareholders of the Corporation at which the Shareholder Approval will be sought;

(ff) "**Shares**" means fully paid and non-assessable common shares without par value in the capital of the Corporation, provided that in the event of any adjustment pursuant to Section 4.06 hereof, "**Shares**" shall thereafter mean the shares or other securities or property resulting from such adjustment;

(gg) "**Special Warrants**" means the special warrants created and issued pursuant to subsections 2.01(a) and 2.01(b) hereof and authorized for issue hereunder and represented by Special Warrant Certificates issued and certified in accordance with the provisions hereof, each Special Warrant entitling the holder thereof, in accordance with Section 2.02 hereof, for no additional consideration and subject to the terms and conditions set forth in this Indenture (including adjustment in accordance with Section 4.06 hereof), to acquire one Share and one Warrant;

(hh) "**Special Warrant Agent**" means Computershare Trust Company of Canada, including its successors and assigns;

(ii) "**Special Warrant Certificate**" means a certificate representing one or more Special Warrants substantially in the form of the certificate attached hereto as Schedule A;

(jj) "**Special Warrantholders**" or "**holders**" means the persons for the time being entered in a register of holders described in Section 3.01 hereof as holders of Special Warrants;

(kk) "**Special Warrantholders' Request**" means an instrument, signed in one or more counterparts by Special Warrantholders who hold in the aggregate not less than 25% of the total number of Special Warrants then outstanding, requesting the Special Warrant Agent to take some action or proceeding specified therein;

(ll) "**Termination Date**" means the earlier of:

(i) the date on which the Special Warrant Agent receives a Termination Notice, provided that if such Termination Notice is not received on a Business Day or is received after 4:30 p.m. (Vancouver time) on a Business Day, then the Termination Date shall be the next Business Day; and

(ii) the Release Deadline;

(mm) "**Termination Notice**" means a written notice from the Corporation addressed to the Special Warrant Agent indicating that Shareholder Approval was not obtained at the Shareholder Meeting and directing the Special Warrant Agent to return all Proceeds to the Special Warrantholders and to deliver any interest accrued thereon to the Corporation;

(nn) "**Termination Time**" means 4:30 p.m. (Vancouver time) on the Termination Date;

(oo) "**this Special Warrant Indenture**", "**this Indenture**", "**hereto**", "**hereunder**", "**hereof**", "**herein**", "**hereby**" and similar expressions mean or refer to this Special Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto, and the expressions "**Article**", "**section**", "**subsection**", "**paragraph**", "**subparagraph**", "**clause**" and "**subclause**" followed by a number mean the specified article, section, subsection, paragraph, subparagraph, clause or subclause of this Indenture;

(pp) "**Trading Day**", with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities of such stock exchange or in such over-the-counter market and otherwise means a day on which shares may be traded through the facilities of the principal stock exchange on which the Shares are then listed (or if the Shares are not then listed on any stock exchange, then in the over-the-counter market);

(qq) "**United States**" means the United States as that term is defined in Rule 902(l) Regulation S;

(rr) "**U.S. Person**" means a U.S. person as that term is defined in Rule 902(k) of Regulation S;

(ss) "**U.S. Securities Act**" means the United States *Securities Act of 1933*, as amended;

(tt) "**Warrant**" means a common share purchase warrant of the Corporation, the terms of which are set out in and governed by the warrant indenture dated October **[22]**, 2010 between the Corporation and Computershare Trust Company of Canada, as Warrant Agent; and

(uu) "**Written Order of the Corporation**", "**Written Request of the Corporation**", "**Written Direction of the Corporation**" and "**Certificate of the Corporation**" mean a written order, request, direction and certificate, respectively, signed in the name of the Corporation by any director or officer of the Corporation or by any other individual to whom such signing authority is delegated by the directors from time to time, and may consist of one or more instruments so executed respectively.

Section 1.02 Words Importing the Singular

(a) Words Importing the Singular: Words importing the singular include the plural and *vice versa* and words importing a particular gender or neuter include both genders and neuter.

(b) Interpretation Not Affected by Headings, Etc.: The division of this Indenture into Articles, sections, subsections, paragraphs, subparagraphs, clauses and subclauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

(c) Day Not a Business Day: If the day on or before which any action which would otherwise be required to be taken hereunder is not a Business Day in the place where the action is required to be taken, that action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

(d) Time of the Essence: Time will be of the essence in all respects in this Indenture and with respect to the Special Warrant Certificates.

(e) Currency: Except as otherwise stated, all dollar amounts herein and in the Special Warrant Certificates are expressed in United States dollars.

Section 1.03 Applicable Law

This Indenture and the Special Warrant Certificates will be construed and enforced in accordance with the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein and will be treated in all respects as British Columbia contracts. The Parties hereto agree that any legal suit or proceeding arising in respect of this Indenture will be tried exclusively in the courts of the Province of British Columbia in the City of Vancouver.

ARTICLE TWO
THE SPECIAL WARRANTS

Section 2.01 Creation and Issue of Special Warrants

(a) Creation of Special Warrants: A total of up to 15,410,577 Special Warrants are hereby created and authorized for issue, each of which will be deemed to be exercised upon receipt of Shareholder Approval and receipt of the approval of NYSE Amex Equities Exchange, subject to the potential adjustment provided for herein and in accordance with the provisions hereof, to acquire from the Corporation the number of Shares and the number of Warrants equal to the Exercise Number at any time prior to the Termination Time without payment of any additional consideration or further action on the part of the Special Warrantholder.

(b) Certification of Special Warrants: Upon the issue of the Special Warrants, Special Warrant Certificates shall be executed by the Corporation and delivered to the Special Warrant Agent, certified by the Special Warrant Agent upon the Written Order of the Corporation and delivered by the Special Warrant Agent to the Corporation or to the order of the Corporation pursuant to a Written Direction of the Corporation, without any further act of or formality on the part of the Corporation and without the Special Warrant Agent receiving any consideration therefor.

Section 2.02 Terms of Special Warrants

(a) Exercise Terms: Subject to this Section and Section 4.06 hereof, each Special Warrant issued hereunder will entitle the holder thereof, upon the exercise thereof in accordance with the provisions of Article Four hereof, and without payment of any additional consideration, to be issued one Share and one Warrant.

(b) Purchase by Corporation: The Corporation may from time to time purchase Special Warrants in the open market, by private agreement or otherwise, any such purchase may be made in such manner, from such persons, at such prices and on such terms as the Corporation in the sole discretion thereof may determine. Special Warrant Certificates representing Special Warrants purchased by the Corporation pursuant to this Section 2.02(b) shall be surrendered to the Special Warrant Agent for cancellation and shall be accompanied by a Written Direction of the Corporation to cancel the Special Warrants represented thereby.

(c) Cancellation: In the event that: (i) the Escrow Release Conditions are not met prior to the Termination Time; or (ii) a Termination Notice is delivered to the Special Warrant Agent by the Corporation, then all of the Special Warrants shall, without any action on the part of the holders thereof (including the surrender of Special Warrant Certificates), be cancelled by the Special Warrant Agent and holders of Special Warrant Certificates shall thereafter have no rights thereunder except to receive, and the Special Warrant Agent shall pay to such holders from the Proceeds, an amount equal to U.S.$2.30 per Special Warrant in accordance with subsection 6.03(b) hereof.

Section 2.03 Form of Special Warrant Certificates

(a) Form: The Special Warrant Certificates will be substantially in the form of the certificate attached hereto as Schedule A, will be dated as of the date hereof, will bear such distinguishing letters and numbers as the Corporation, with the approval of the Special Warrant Agent, may prescribe and such legends as the Corporation may prescribe and will be issuable in any whole number denomination.

(b) Production: The Special Warrant Certificates may be engraved, lithographed or printed (the expression "printed" including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as the Corporation may determine.

(c) Legends: Upon the original issuance of the Special Warrants, and until such time as it is no longer required under applicable Canadian securities laws, applicable requirements of the U.S. Securities Act or applicable state securities laws of any state of the United States, all certificates representing the Special Warrants as well as all certificates issued in exchange for or in substitution of such certificates representing Special Warrants, shall bear the following legend:

> "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 23, 2011.
>
> THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT

BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO RULE 904 OF REGULATION S OF THE 1933 ACT, IF AVAILABLE, AND PURSUANT TO LOCAL LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPHS (D) OR (E), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT."

Section 2.04 Signing of Special Warrant Certificates

(a) Signing Officers: The Special Warrant Certificates shall be signed by any one officer or any one director of the Corporation or by any other individual to whom such signing authority is delegated by the Board of Directors of the Corporation from time to time.

(b) Signatures: The signature of any officer or director of the Corporation or any individual referred to in Subsection 2.04(a) hereof may be a manual signature, engraved, lithographed or printed in facsimile and Special Warrant Certificates bearing such facsimile signature will, subject to Section 2.05 hereof, be binding on the Corporation as if they had been manually signed by such officer or director of the Corporation or individual.

(c) No Longer Officer: Notwithstanding that any individual whose manual or facsimile signature appears on a Special Warrant Certificate as one of the officers or directors of the Corporation referred to in subsection 2.04(a) hereof no longer holds the same or any other office with, or is no longer a director of, the Corporation at the date of issue of any Special Warrant Certificate or at the date of certification or delivery thereof, such Special Warrant Certificate will, subject to Section 2.05 hereof, be valid and binding on the Corporation.

Section 2.05 Certification by Special Warrant Agent

(a) Certification: No Special Warrant Certificate will be issued or, if issued, will be valid or entitle the holder to the benefits hereof until it has been signed on behalf of the Corporation in accordance with Section 2.04 and certified by manual signature by or on behalf of the Special Warrant Agent substantially in the form of the certificate attached hereto as Schedule A or in such other form as may be approved by the Special Warrant Agent. The certification by the Special Warrant Agent on a Special Warrant Certificate signed on behalf of the Corporation in accordance with Section 2.04 will be conclusive evidence as against the Corporation that such Special Warrant Certificate has been issued hereunder and that the holder thereof is entitled to the benefits hereof.

(b) Certification No Representation: The certification by the Special Warrant Agent on any Special Warrant Certificate issued hereunder will not be construed as a representation or warranty by the Special Warrant Agent as to the validity of this Indenture or such Special Warrant Certificate (except the due certification thereof) or as to the performance by the Corporation of the obligations thereof under this Indenture and the Special Warrant Agent shall in no respect be liable or answerable for the use made of any Special Warrant Certificate or of the consideration therefor, except as otherwise specified herein.

Section 2.06 Special Warrants to Rank *Pari Passu*

All Special Warrants will rank *pari passu*, whatever may be the actual dates of issue of the Special Warrant Certificates by which they are represented.

Section 2.07 Issue in Substitution for Lost Certificates, Etc.

(a) Substitution: If any Special Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to subsection 2.07(b) hereof, will issue, and thereupon the Special Warrant Agent will certify and deliver, a new Special Warrant Certificate of like tenor and bearing the same legends as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of such mutilated certificate or in lieu of and in substitution for such lost, destroyed or stolen certificate.

(b) Cost of Substitution: The applicant for the issue of a new Special Warrant Certificate pursuant to this Section 2.07 shall bear the reasonable cost of the issue thereof and in the case of loss, destruction or theft shall, as a condition precedent to the issue thereof:

(i) furnish to the Corporation and to the Special Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate to be replaced as is satisfactory to the Corporation and to the Special Warrant Agent in their discretion, acting reasonably;

(ii) if so requested, furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and to the Special Warrant Agent in their discretion, acting reasonably; and

(iii) pay the reasonable charges of the Corporation and the Special Warrant Agent in connection therewith.

Section 2.08 Special Warrantholder not a Shareholder

Nothing in this Indenture or in the holding of a Special Warrant represented by a Special Warrant Certificate, or otherwise, shall be construed as conferring on any Special Warrantholder any right or interest whatsoever as a shareholder of the Corporation, including but not limited to any right to vote at, to receive notice of, or to attend, any meeting of shareholders or any other proceeding of the Corporation or any right to receive any dividend or other distribution.

ARTICLE THREE
REGISTRATION AND OWNERSHIP OF SPECIAL WARRANTS AND EXCHANGE OF SPECIAL WARRANT CERTIFICATES

Section 3.01 Registration of Special Warrants

(a) Register: The Corporation will cause to be kept by the Special Warrant Agent at the principal office in Vancouver, British Columbia of the Special Warrant Agent a register of holders in which shall be entered in alphabetical order the names and addresses of the holders of Special Warrants and particulars of the Special Warrants held by them.

(b) Inspection: The register referred to in subsection 3.01(a) hereof, and any branch register maintained pursuant to subsection 3.01(c) hereof, will at all reasonable times be open for inspection by the Corporation and any Special Warrantholder. The Special Warrant Agent will from time to time when requested to do so in writing by the Corporation or any Special Warrantholder (upon payment of the reasonable charges of the Special Warrant Agent) furnish the Corporation or such Special Warrantholder with a list of the names and addresses of holders of Special Warrants entered on such registers and showing the number of Special Warrants held by each such holder.

(c) Location of Registers: Subject to the approval of the Special Warrant Agent, the Corporation may at any time and from time to time change the place at which the register referred to in subsection 3.01(a) hereof is kept, cause branch registers of holders to be kept, close such branch registers or change the place at which such branch registers are kept. Notice of all such changes or closures shall be given by the Corporation to the Special Warrant Agent and to the holders of Special Warrants in accordance with Section 11.01 and 11.02 hereof.

Section 3.02 Exchange of Special Warrant Certificates

(a) Exchange: One or more Special Warrant Certificates may at any time prior to the Termination Time, on compliance with the reasonable requirements of the Special Warrant Agent, be exchanged for one or more Special Warrant Certificates of different denominations representing in the aggregate the same number of Special Warrants as the Special Warrant Certificate or Special Warrant Certificates being exchanged.

(b) Place of Exchange: Special Warrant Certificates may be exchanged only at the principal office in Vancouver, British Columbia of the Special Warrant Agent or at any other place designated by the Corporation with the approval of the Special Warrant Agent.

(c) Cancellation: Any Special Warrant Certificate tendered for exchange pursuant to this Section 3.02 shall be surrendered to the Special Warrant Agent and cancelled.

(d) Execution: The Corporation will sign all Special Warrant Certificates in accordance with Section 2.04 hereof necessary to carry out exchanges pursuant to this Section 3.02 and such Special Warrant Certificates will be certified by the Special Warrant Agent.

(e) Special Warrant Certificates: Special Warrant Certificates exchanged for Special Warrant Certificates that bear the legend set forth in Section 2.03 hereof shall bear the same legend.

Section 3.03 No Charges for Exchange

No charge will be levied on a presenter of a Special Warrant Certificate pursuant to this Indenture for the exchange of any Special Warrant Certificate.

Section 3.04 Ownership of Special Warrants

(a) Owner: The Corporation and the Special Warrant Agent may deem and treat the person in whose name any Special Warrant is registered as the absolute owner of such Special Warrant for all purposes, and such person will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and the Corporation and the Special Warrant Agent will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

(b) Rights of Registered Holder: The registered holder of any Special Warrant will be entitled to the rights represented thereby free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly, and the issue and delivery to any such registered holder of the Shares and Warrants issuable pursuant thereto (or the payment of amounts payable in respect thereof pursuant to subsection 2.02(c) will be a good discharge to the Corporation and the Special Warrant Agent therefor and neither the Corporation nor the Special Warrant Agent will be bound to inquire into the title of any such registered holder.

ARTICLE FOUR
RELEASE OF SPECIAL WARRANTS

Section 4.01 Release by Special Warrant Agent

(a) Release by Special Warrant Agent: Upon satisfaction of the Escrow Release Conditions prior to the Termination Time, all Special Warrants will be deemed to be exercised by the holder thereof and the holder thereof shall, without any action on the part of the holder thereof (including the surrender of any Special Warrant Certificate), be deemed to have subscribed for the Shares and Warrants issuable upon the exercise of the Special Warrant.

(b) Delivery of Release Notice: Upon receipt of Shareholder Approval and the approval of NYSE Amex Equities Stock Exchange, the Corporation will deliver the Release Notice to the Special Warrant Agent.

(c) Rights on Exercise by Special Warrant Agent: The holder of any Special Warrant exercised pursuant to subsection 4.01(a) hereof shall have no rights thereunder except to receive the certificates representing the Shares and Warrants issued upon the exercise thereof.

(d) Direction of Special Warrant Agent: The holders of Special Warrants hereby irrevocably authorize and direct the Special Warrant Agent to facilitate the exercise of the Special Warrants thereof pursuant to subsection 4.01(a) hereof.

(e) Release of Escrow Funds: Upon satisfaction of the Escrow Release Conditions and exercise of the Special Warrants in accordance with subsection 4.01(a) hereof, the Special Warrant Agent will release the Proceeds in accordance with Section 6.03(a) hereof.

Section 4.02 Effect of Exercise

(a) Effect of Exercise: Upon the exercise of the Special Warrants in accordance with Section 4.01(a) hereof, the Special Warrant Certificates shall be cancelled and of no further force or effect, and the Shares and Warrants thereby issuable will be deemed to have been issued, and the person or persons to whom such Shares and Warrants are to be issued will be deemed to have become the holder or holders of record thereof, on the Exercise Date, unless the transfer registers for the Shares and Warrants are closed on that date, in which case such Shares and Warrants will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record thereof on the date on which such transfer registers are reopened, but such Shares and Warrants will be issued on the basis of the number of Shares and Warrants to which such person or persons were entitled on the Exercise Date. The certificates representing the Shares and Warrants which are issued to a holder of Special Warrants upon the exercise of Special Warrants by the Special Warrant Agent pursuant to subsection 4.01(a) hereof shall be issued in the name of such holder.

(b) Mailing of Certificates: Within three Business Days after the Exercise Date, the Special Warrant Agent shall mail to the person or persons the certificates in whose name or names the Shares and Warrants thereby issued have been issued, at the respective addresses thereof.

Section 4.03 No Fractional Shares or Warrants

After the aggregation of the number of Shares and Warrants to be issued to each holder of Special Warrants and on the exercise of the Special Warrants, the Corporation will not be obligated to issue any fraction of a Share or Warrant. A Special Warrantholder shall not be entitled to receive a cash payment or any other compensation in respect of any fraction of a Share or Warrant, and any such fraction shall be rounded down to the next whole number of Shares or Warrants.

Section 4.04 Recording

The Special Warrant Agent will record the particulars of each Special Warrant exercised, which particulars will include the name and address of each person to whom the Shares and Warrants are thereby issued, the number of Shares and Warrants so issued and the Exercise Date in respect thereof. Within five Business Days after the Exercise Date the Special Warrant Agent will provide such particulars in writing to the Corporation.

Section 4.05 **Securities Restrictions**

(a) General: No Shares or Warrants will be issued pursuant to the exercise of any Special Warrant if the issue of such Shares or Warrants would constitute a violation of the securities laws of any jurisdiction

(b) Legends: Upon the original issuance of the Shares or Warrants, and until such time as it is no longer required under applicable Canadian securities laws, applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing the Shares and Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

> "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 23, 2011.
>
> THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX.
>
> THE SECURITIES REPRESENTED HEREBY AND, IN THE CASE OF WARRANTS, THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO REGULATION S OF THE 1933 ACT, IF AVAILABLE, AND PURSUANT TO LOCAL LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPHS (D) OR (E), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT."

and upon the original issuance of the Warrants, all certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear, in addition to the legend required above, the following legend:

> "THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. "UNITED STATES" AND "U.S. PERSON" ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.".

(c) Removal of Legend: If, at any time, in the opinion of counsel to the Corporation, the Share legends set out in this Section 4.05 are no longer necessary or advisable in order to avoid a violation of any applicable laws or requirements, or the holder of any such legended certificate, at the expense thereof, provides the Corporation and its transfer agent with evidence satisfactory in form and substance to the Corporation and its transfer agent (which may include an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and its transfer agent) to the effect that such legend or legends are no longer required pursuant to applicable laws or requirements, including in relation to the third paragraph of the Share legend, the U.S. Securities Act and any applicable state securities laws of any state of the United States, such legended certificate may be surrendered to the transfer agent of the Corporation in exchange for a certificate which does not bear such legend or legends. In the event that the Shares represented by the certificate are being sold (A) in accordance with Rule 144 under the U.S. Securities Act, if available, and in compliance with any applicable state securities laws of any state of the United States or (B) by an Original Special Warrantholder pursuant to a Share Resale Registration Statement filed with and declared effective by the United States Securities and Exchange Commission, if the Corporation has provided its transfer agent with a written notice advising such transfer agent that such Share Resale Registration Statement has been filed with and declared effective by the United States Securities and Exchange Commission (such notice, the "**Share Resale Registration Notice**") and the Original Special Warrantholder provides such representations and warranties regarding such transfer as may be reasonably required by the transfer agent or the Corporation, including representations regarding any prospectus delivery requirements under the U.S. Securities Act, and in each case of both (A) and (B) the Corporation and the transfer agent receives an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the transfer

agent to the effect that such legend (or portion thereof) is no longer required under applicable requirements of the U.S. Securities Act or state securities laws of any state of the United States (which, for (B), shall be at the Corporation's expense), then the third paragraph of the Share legend may be removed by surrender to the transfer agent of such Shares being sold in exchange for a certificate which does not bear such legend or legends.

Removal of Warrant legends will be governed pursuant to the provisions of the warrant indenture governing the Warrants.

Section 4.06 Adjustments

(a) Adjustment: The rights of the holder of any Special Warrant, including the number of Shares and Warrants issuable upon the exercise or deemed exercise of such Special Warrant, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section 4.06.

(b) The Exercise Number in effect at any date will be subject to adjustment from time to time as follows:

(i) Share Reorganization: If and whenever at any time during the Adjustment Period, the Corporation shall (A) subdivide or redivide the outstanding Shares into a greater number of Shares, (B) consolidate or combine the outstanding Shares into a lesser number of Shares, or (C) issue Shares (or securities convertible or exchangeable into Shares) to all or substantially all of the holders of Shares by way of a stock dividend or other distribution, then, in each such event, the Exercise Number will, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Number in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Shares outstanding on such date before giving effect to such event, and of which the numerator shall be the total number of Shares outstanding on such date after giving effect to such event (including Shares into which such convertible or exchangeable securities may be issued by way of stock dividend or other distribution). Such adjustment will be made successively whenever any such event shall occur. Any such issue of Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Shares under paragraphs 4.06(b)(i) and (ii) hereof.

(ii) Rights Offering: If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) at a price per Share (or having a exercise or exchange price per Share) less than 95% of the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such issue, then, in each such case, the Exercise Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Number in effect on such record date by a fraction, of

which the denominator shall be the total number of Shares outstanding on such record date plus the number of Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Shares so offered for subscription or purchase (or the aggregate exercise or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 4.06(b)(iii) hereof are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Number will then be readjusted to the Exercise Number which would then be in effect based upon the number of Shares (or securities convertible into or exchangeable for Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii) Distribution: If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the making of a distribution to all or substantially all of the holders of Shares of (A) shares of any class other than Shares whether of the Corporation or any other corporation, (B) rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Shares or property or other assets or the Corporation (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the record date for such issue or distribution to acquire Shares or securities exchangeable for or convertible into Shares at a price per share, or at an exchange or exercise price per share in the case of securities exchangeable for or convertible into Shares, of at least 95% of the Current Market Price of the Shares on such record date), (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case, the Exercise Number will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Number in effect on such record date by a fraction, of which the denominator shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the numerator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price. Any Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 4.06(b)(ii) hereof are fixed within a period of 25 Trading Days, such

adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Number will then be readjusted to the Exercise Number which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c) Reclassifications: If and whenever at any time during the Adjustment Period, there is (A) any reclassification of the outstanding Shares, any change of the Shares into other shares or any other reorganization of the Corporation (other than as described in subsection 4.06(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation or other entity resulting in any reclassification of the outstanding Shares, any change of the Shares into other shares or any other reorganization of the Corporation, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, each holder of any Special Warrant which is thereafter exercised will be entitled to receive, and shall accept, in lieu of the number of Shares to which such holder was theretofor entitled upon such exercise, the kind and number or amount of shares or other securities or property which such holder would have been entitled to receive as a result of such event if, on the effective date thereof, such holder had been the registered holder of the number of Shares to which such holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the holders of Special Warrants to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in the relation to any shares or other securities or property thereafter deliverable upon the exercise of any Special Warrant. Any such adjustments will be set forth in an indenture supplemental hereto with its successor or such corporation or other entity, as applicable, contemporaneously with such reclassification, consolidation, amalgamation, arrangement, merger or other event and which supplemental indenture shall be approved by the Board of Directors of the Corporation, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment and such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.06 and which shall apply to successive reclassifications, reorganizations, amalgamations, mergers, business combinations or other events.

(d) Deferral of Adjustment: In any case in which this Section 4.06 shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the holder of any Special Warrant exercised after such record date or effective date and before the occurrence and consummation of such event the additional Shares, Warrants or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Shares, Warrants or other securities or property upon the occurrence and consummation of such event and the right to receive any

dividend or other distribution in respect of such additional Shares, Warrants or other securities or property declared in favour of the holders of record of Shares, Warrants or of such other securities or property on or after the Exercise Date or such later date as such holder would, but for the provisions of this subsection, have become the holder of record of such additional Shares, Warrants or of such other securities or property pursuant to subsection 4.02(a) hereof.

(e) Adjustments Cumulative: The adjustments provided for in this Section 4.06 are cumulative, shall, in the case of any adjustment to the Exercise Number, be computed to the nearest one one-hundredth of a Share, and will apply (without duplication) to successive subdivisions, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this section, provided that, notwithstanding any other provision of this section, no adjustment of the Exercise Number will be required (i) unless such adjustment would require an increase or decrease of at least 1% in the Exercise Number then in effect (provided, however, that any adjustment which by reason of this subsection is not required to be made will be carried forward and taken into account in any subsequent adjustment), (ii) if, in respect of any event described in this Section 4.06 (other than the events referred to in clauses (A) and (B) of paragraph 4.06(b)(i) hereof and in subsection 4.06(c) hereof), the holders of Special Warrants are entitled to participate in such event, or are entitled to participate within 45 days in a comparable event, on the same terms, with the necessary changes, as if the Special Warrants had been exercised prior to or on the effective date of or record date for such event, (iii) in respect of any Shares issuable or issued pursuant to any stock option or any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Corporation or of subsidiaries of the Corporation, or (iv) in respect of any Shares or Warrants issuable or issued pursuant to the exercise of Special Warrants.

(f) Resolution of Questions: If any question arises with respect to the adjustments provided in this Section 4.06, such question shall be conclusively determined by the Corporation's auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by the Corporation and is acceptable to the Special Warrant Agent. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Special Warrant Agent and the Special Warrantholders.

(g) Other Actions: If and whenever at any time during the Adjustment Period, the Corporation shall take any action affecting or relating to the Shares, other than any action described in this Section 4.06, which in the opinion of the Board of Directors of the Corporation would prejudicially affect the rights of holders of Special Warrants, the Exercise Number will be adjusted by the Board of Directors of the Corporation, acting reasonably and in good faith, in such manner, if any, and at such time, as the Board of Directors of the Corporation may reasonably determine to be equitable in the circumstances to such holders, subject to the requisite Toronto Stock Exchange approval and any other required securities exchange approval.

(h) Additional Actions: As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Special Warrants, the Corporation will take any action which may, in the opinion of counsel to the Corporation, be necessary or desirable in order that the Corporation, or any successor to the Corporation or successor to the undertaking or assets of the Corporation, will be obligated to and may validly and legally issue all the Shares, Warrants or other securities or property which the

holders of Special Warrants would be entitled to receive thereafter on the exercise thereof in accordance with the provisions hereof.

(i) Notice to Special Warrant Agent: At least ten days before the earlier of the effective date of or record date for any event referred to in this Section 4.06 that requires or might require an adjustment in any of the rights under the Special Warrants, the Corporation will:

(i) file with the Special Warrant Agent a Certificate of the Corporation specifying the particulars of such event and, to the extent determinable, any adjustment required and the computation of such adjustment; and

(ii) give notice to the Special Warrantholders of the particulars of such event and, to the extent determinable, any adjustment required, in accordance with subsection 11.02(a) hereof.

Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable the Corporation will:

(iii) file with the Special Warrant Agent a Certificate of the Corporation showing the computation of such adjustment; and

(iv) give notice to the Special Warrantholders of such adjustment in accordance with subsection 11.02(a) hereof.

Where a notice pursuant to this subsection has been given, the Special Warrant Agent shall be entitled to act and rely on any adjustment calculation of the Corporation or of the Corporation's auditors.

(j) Duty of Special Warrant Agent: The Special Warrant Agent shall not:

(i) at any time be under any duty or responsibility to any Special Warrantholder to determine whether any facts exist which may require any adjustment in the Exercise Number, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment;

(ii) be accountable with respect to the validity or value (or the kind or amount) of any Shares, Warrants or other securities or property which may at any time be issued or delivered upon the exercise of any Special Warrant; or

(iii) be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver certificates representing Shares or Warrants upon the exercise of any Special Warrants, or to comply with any of the covenants contained in this section.

ARTICLE FIVE
COVENANTS

Section 5.01 General Covenants

The Corporation covenants with the Special Warrant Agent that so long as any Special Warrants remain outstanding:

(a) Maintenance: The Corporation will use its commercially reasonable efforts to at all times maintain its corporate existence, carry on and conduct its business, and that of its material subsidiaries, in a proper, efficient and business-like manner and keep or cause to be kept proper books of account in accordance with generally accepted accounting principles.

(b) Listing: The Corporation will use its commercially reasonable efforts to at all times maintain the listing of the Shares on both the Toronto Stock Exchange and the NYSE Amex Equities Stock Exchange.

(c) Reservation of Shares: The Corporation will reserve and keep available sufficient unissued Shares to enable it to satisfy its obligations on the exercise of the Special Warrants and on the exercise of the Warrants.

(d) Issue of Shares and Warrants: The Corporation will cause the Shares and Warrants to be issued pursuant to the exercise of the Special Warrants and the certificates representing such Shares and Warrants to be issued and delivered in accordance with the provisions of this Indenture and the terms hereof. All Shares that are issued on the exercise of the Special Warrants and the Warrants will be fully paid and non-assessable shares.

(e) Open Registers: The Corporation will cause the Special Warrant Agent to keep open the registers of holders referred to in Section 3.01 hereof as required by such section.

(f) Filings: The Corporation will make all requisite filings, including filings with appropriate securities commissions and stock exchanges, in connection with the exercise of the Special Warrants and the issue of the Shares and Warrants in connection therewith.

(g) Termination Notice: The Corporation will forthwith provide a Termination Notice to the Special Warrant Agent and cause a copy thereof to be sent to each holder of Special Warrants if the Corporation holds the Shareholder Meeting on or before December 15, 2010, but Shareholder Approval is not obtained at the Shareholder Meeting.

(h) Notice of Termination Date: If the Release Notice shall not have been provided in accordance with the provisions hereof on or prior to the Termination Date, the Corporation shall send or cause to be sent to each holder of Special Warrants written notice advising of that fact and that each holder of Special Warrants will be deemed to have sold all Special Warrants to the Corporation and the Corporation will be deemed to have purchased all Special Warrants at a price equal to the original subscription price therefor and such notice shall be sent within three Business Days after the Termination Date.

(i) General Performance: Generally, the Corporation will well and truly perform and carry out all acts and things to be done by it as provided in this Indenture or in order to consummate the transactions contemplated hereby.

(j) Status as a Reporting Issuer: The Corporation will use commercially reasonable efforts to maintain its status as a "reporting issuer" under applicable securities laws of the Provinces of Canada and as a "reporting company" with the SEC until the Termination Date and shall in a timely fashion file or deposit all documents and reports and pay all requisite fees with the relevant securities commissions and similar securities authorities required to be filed or deposited or paid pursuant to the applicable securities laws or as required by the Toronto Stock Exchange and the NSYE Amex Equities Exchange.

(k) SEC Matters: The Corporation confirms that it has either (i) a class of securities registered pursuant to Section 12 of the Exchange Act; or (ii) a reporting obligation pursuant to Section 15(d) of the Exchange Act, and has provided the Special Warrant Agent with an Officers' Certificate (in a form reasonably requested by the Special Warrant Agent) certifying such reporting obligation and other information as requested by the Special Warrant Agent. The Corporation covenants that in the event that any such registration or reporting obligation shall be terminated by the Corporation in accordance with the Exchange Act, the Corporation shall promptly notify the Special Warrant Agent of such termination and such other information as the Special Warrant Agent may require at the time. The Corporation acknowledges that the Special Warrant Agent is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

Any notices or deliveries required to be provided to holders of Special Warrants hereunder shall be sent by prepaid mail or delivery to each holder of Special Warrants at the address of such holder appearing on the register of Special Warrants maintained hereunder.

Section 5.02 Remuneration and Expenses of Special Warrant Agent

The Corporation will pay to the Special Warrant Agent from time to time reasonable remuneration for the services thereof hereunder and will, on the request of the Special Warrant Agent, pay to or reimburse the Special Warrant Agent for all reasonable expenses, disbursements and advances made or incurred by the Special Warrant Agent in the administration or execution of the duties and obligations hereof (including reasonable compensation and disbursements of its counsel and other advisers and assistants not regularly in the employment thereof), both before any default hereunder and thereafter until all duties of the Special Warrant Agent hereunder have been finally and fully performed, except any such expense, disbursement or advance that arises out of or results from gross negligence, wilful misconduct or bad faith of the Special Warrant Agent. In no event shall any amount payable to the Special Warrant Agent hereunder be paid out of the Proceeds unless the Proceeds are, at the time of payment, payable to the Corporation.

Section 5.03 Notice of Issue

The Corporation will give written notice of and make all requisite filings respecting the issue of the Shares and Warrants pursuant to the exercise of the Special Warrants, in such detail as may be required, to each securities commission, stock exchange, or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulations requiring the giving of any such notice in order that such issue of Shares and Warrants and the subsequent disposition of the Shares and Warrants so issued will not be subject to the prospectus requirements, if any, of such legislation or regulations.

Section 5.04 Performance of Covenants by Special Warrant Agent

If the Corporation fails to perform any of the obligations thereof under this Indenture, the Special Warrant Agent may notify the Special Warrantholders of such failure or may itself perform any of such obligations

capable of being performed by the Special Warrant Agent, and the Special Warrant Agent will notify the Special Warrantholders that it is so doing, but shall be under no obligation to perform said covenants or to notify the holders of such performance or non-performance by it. All amounts expended or advanced by the Special Warrant Agent in so doing will be repayable as provided in Section 5.02 hereof. No such performance, expenditure or advance by the Special Warrant Agent will relieve the Corporation of any default or of its continuing obligations hereunder.

ARTICLE SIX
DEPOSIT OF PROCEEDS AND
CANCELLATION OF SPECIAL WARRANTS

Section 6.01 Deposit of Proceeds in Trust

The Proceeds shall be deposited with the Special Warrant Agent in accordance with the provisions of the subscription agreement between the Special Warrantholder and the Corporation for the purchase of the Special Warrants and the Proceeds shall be retained by the Special Warrant Agent in a segregated account in accordance with the provisions of this Article Six. The Corporation acknowledges and agrees that it is a condition of the payment by the holders of Special Warrants of the issue price therefor that the Proceeds are held by the Special Warrant Agent in accordance with the provisions of this Article Six. The Corporation further acknowledges and confirms that it has no interest in the Proceeds (except in the interest accrued thereon) unless and until the Release Notice is delivered to the Special Warrant Agent. The Special Warrant Agent shall retain the Proceeds for the benefit of the holders of Special Warrants and, upon the delivery of the Release Notice to the Special Warrant Agent, retroactively for the benefit of the Corporation and, in accordance with the provisions of this Article Six.

Section 6.02 Investment of Proceeds

Until released in accordance with this Indenture the Proceeds shall be kept segregated in the records of the Special Warrant Agent and shall be deposited in one or more interest-bearing trust accounts to be maintained by the Special Warrant Agent in the name of the Special Warrant Agent at one or more banks listed in below in this Section 6.02 (each such bank, an "**Approved Bank**"). The Special Warrant Agent shall pay to the Corporation interest equal to the daily 90-day interest rate payable on U.S. Treasury Bills. Such payment obligation shall be calculated daily and paid to the account(s) within three (3) Business Days of each month-end. The Special Warrant Agent shall be entitled to retain for its own benefit, as partial compensation for its services hereunder, any amount of the interest earned on the Proceeds that is not payable to the Corporation pursuant to this Section.

The principal amounts held by the Special Warrant Agent pursuant to this Indenture shall be held by the Special Warrant Agent for the benefit of the Special Warrantholders and the delivery of the Proceeds to the Special Warrant Agent shall not give rise to a debtor-creditor or other similar relationship between the Special Warrant Agent and the Special Warrantholders. The amounts held by the Special Warrant Agent pursuant to this Indenture are the sole risk of the Special Warrantholders and, without limiting the generality of the foregoing, the Special Warrant Agent shall have no responsibility or liability for any diminution of the Proceeds which may result from any deposit made with an Approved Bank pursuant to this Section 6.02, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The Corporation acknowledges and agrees that the Special Warrant Agent acts prudently in depositing the Proceeds at any Approved Bank, and that the Special Warrant Agent is not required to make any further inquiries in respect of any such bank.

Approved Banks

Bank	Relevant S&P Issuer Credit Rating (as at September 30, 2010)
Bank of Montreal	A+
Citibank NA	A+
Bank of America NA	A+
Harris Bancorp Inc.	A+
PNC Bank NA	A+
The Bank of Nova Scotia	AA-
Royal Bank of Canada	AA-
The Toronto-Dominion Bank	AA-
Allied Irish Bank *	AA-
Bank of Ireland*	AA-
*Deposit is fully guaranteed by the Irish Government therefore the Republic of Ireland Credit Rating used as the relevant rating.	

Section 6.03 Release of Proceeds

The Special Warrant Agent shall release the Proceeds and any interest accrued thereon by certified cheque, bank draft or wire transfer, as follows in the following circumstances:

(a) in the event that the Escrow Release Conditions are satisfied prior to the Termination Time, then, immediately after the Release Time, the Proceeds together with interest accrued thereon shall be released by the Special Warrant Agent to or at the direction of the Corporation, all as provided for in the Release Notice; and

(b) in the event that a Termination Notice is delivered to the Special Warrant Agent or in the event that the Release Notice has not been received by the Special Warrant Agent prior to the Termination Time, then the Proceeds and the interest accrued thereon will be released as follows:

(i) the Proceeds shall be released by the Special Warrant Agent to all the Special Warrantholders with each special Warrantholder being entitled to receive U.S.$2.30 for each Special Warrant held and the Special Warrant Agent shall mail or deliver, or cause to be mailed or delivered, to each Special Warrantholder a cheque in the amount payable to the address on the register of holders of Special Warrants provided herein; and

(ii) all interest accrued on the Proceeds shall be released by the Special Warrant Agent to or at the direction of the Corporation.

Section 6.04 Proceeds Held in Trust

In addition to the other rights granted to holders of Special Warrants in this Indenture, until the earlier of the Termination Date and the first Business Day following the Release Date each holder of Special Warrants has a claim against the Proceeds held by the Special Warrant Agent in the amount equal to U.S.$2.30 for each Special Warrant held by such holder, which claim shall subsist until such time as the Shares and Warrants issuable upon the exercise of such Special Warrant are issued or such amount is paid in full. In the event that, prior to the earlier of the Termination Time and the first Business Day following the Release Date, the Corporation (i) makes a general assignment for the benefit of creditors or any proceeding is instituted by the Corporation seeking relief on behalf thereof as a debtor, or to adjudicate the Corporation a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of the Corporation or the debts of the Corporation under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for the Corporation or any substantial part of the property and assets the Corporation or the Corporation takes any corporate action to authorize any of the actions set forth above, or (ii) is declared bankrupt or a receiver, receiver and manager, trustee, custodian or similar official is appointed for the Corporation or any substantial part of its property and assets the Corporation or an encumbrancer legally takes possession of any substantial part of the property or assets of the Corporation or a distress or execution or any similar process is levied or enforced against such property and assets and remains unsatisfied for such period as would permit such property or such part thereof to be sold thereunder, the right of each holder of Special Warrants to be issued Shares and Warrants upon the exercise of the Special Warrants of such holder will terminate and such holder will be entitled to assert a claim against the Proceeds by the Special Warrant Agent in an amount equal to U.S.$2.30 for each Special Warrant held by such holder to be withheld in respect thereof.

Section 6.05 Role as Special Warrant Agent

The Special Warrant Agent accepts its duties and responsibilities under this Indenture solely as a custodian, bailee and agent, and no trust is intended to be, or is or will be, created hereby and the Special Warrant Agent shall owe no duty hereunder as a trustee.

Section 6.06 Representation Regarding Third Party Interests

Each Party to this Indenture (in this Section 6.06 referred to as a "**Representing Party**") hereby represents to the Special Warrant Agent that any account to be opened by, or interest to be held by, the Special Warrant Agent in connection with this Indenture, for or to the credit of such Representing Party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such Representing Party hereby agrees to complete, execute and deliver forthwith to the Special Warrant Agent a declaration of third party interest in the Special Warrant Agent's prescribed form in accordance with section 9 of the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* and Regulations thereto, or in such other form as may be satisfactory to it, as to the particulars of such third party.

ARTICLE SEVEN
ENFORCEMENT

Section 7.01 Suits by Special Warrantholders

All or any of the rights conferred on the holder of any Special Warrant by the terms of the Special Warrant Certificate representing such Special Warrant or of this Indenture may be enforced by such holder by appropriate legal proceedings but without prejudice to the right which is hereby conferred on

the Special Warrant Agent to proceed in the name thereof or on behalf of the holders of Special Warrants to enforce each and every provision herein contained for the benefit of the Special Warrantholders.

Section 7.02 Limitation of Liability

The obligations hereunder are not personally binding on any past, present or future director, shareholder, officer, employee or agent of the Corporation.

ARTICLE EIGHT
MEETINGS OF SPECIAL WARRANTHOLDERS

Section 8.01 Right to Convene Meetings

(a) Convening of Meeting: The Special Warrant Agent may at any time and from time to time convene a meeting of the Special Warrantholders, and will do so on receipt of a Written Request of the Corporation or a Special Warrantholders' Request and on being funded and indemnified to its reasonable satisfaction by the Corporation or by one or more of the Special Warrantholders signing such Special Warrantholders' Request against the costs which it may incur in connection with calling and holding such meeting.

(b) Failure to Convene: If the Special Warrant Agent fails, within five Business Days after receipt of such Written Request of the Corporation or Special Warrantholders' Request, funding and indemnification, to give notice convening a meeting, the Corporation or any of such Special Warrantholders, as the case may be, may convene such meeting.

(c) Place of Meeting: Every such meeting will be held in Vancouver, British Columbia or such other place as is approved or determined by the Special Warrant Agent and the Corporation.

Section 8.02 Notice

(a) Notice: At least 21 days notice of any meeting must be given to the Special Warrantholders, to the Special Warrant Agent (unless the meeting has been called by it) and to the Corporation (unless the meeting has been called by it).

(b) Contents: The notice of the meeting must state the time when and the place where the meeting is to be held and must state briefly the general nature of the business to be transacted thereat, but it will not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

Section 8.03 Chairman

Some person (who need not be a Special Warrantholder) designated in writing by the Special Warrant Agent will be chairman of the meeting or, if no person is so designated or the person so designated is not present within 15 minutes after the time fixed for the holding of the meeting, the Special Warrantholders present in person or by proxy may choose some person present to be chairman.

Section 8.04 Quorum

(a) Quorum: Subject to the provisions of Section 8.13 hereof, at any meeting of Special Warrantholders, a quorum will consist of Special Warrantholders present in person or by

proxy at the commencement of the meeting holding in the aggregate not less than 25% of the total number of Special Warrants then outstanding.

(b) No Quorum: If a quorum of Special Warrantholders is not present within 30 minutes after the time fixed for holding a meeting, the meeting, if summoned by Special Warrantholders or on a Special Warrantholders' Request, will be dissolved, but, subject to Section 8.13 hereof, in any other case will be adjourned to the third following Business Day at the same time and place and no notice of the adjournment need be given.

(c) Adjourned Meeting: At the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened notwithstanding the number of Special Warrants that they hold.

Section 8.05 Power to Adjourn

The chairman of a meeting at which a quorum of the Special Warrantholders is present may, with the consent of the meeting, adjourn the meeting, and no notice of such adjournment need be given except as the meeting prescribes.

Section 8.06 Show of Hands

Every question submitted to a meeting, other than an Extraordinary Resolution, will be decided in the first place by a majority of the votes given on a show of hands and, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

Section 8.07 Poll

(a) Extraordinary Resolution: On every Extraordinary Resolution, and on every other question submitted to a meeting on which a poll is directed by the chairman or requested by one or more Special Warrantholders acting in person or by proxy and holding in the aggregate not less than 15% of the total number of Special Warrants then outstanding, a poll will be taken in such manner as the chairman directs.

(b) Other: Questions other than those required to be determined by Extraordinary Resolution will be decided by a majority of the votes cast on the poll.

Section 8.08 Voting

On a show of hands each person present and entitled to vote, whether as a Special Warrantholder or as proxy for one or more absent Special Warrantholders, or both, will have one vote, and on a poll each Special Warrantholder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Special Warrant held by such holder. A proxy need not be a Special Warrantholder.

Section 8.09 Regulations

(a) Ability to Make: The Special Warrant Agent, or the Corporation with the approval of the Special Warrant Agent, may from time to time make or vary such regulations as it thinks fit:

(i) for the form of instrument appointing a proxy, the manner in which it must be executed and verification of the authority of a person who executes it on behalf of a Special Warrantholder;

(ii) governing the places at which and the times by which instruments appointing proxies must be deposited;

(iii) generally for the calling of meetings of Special Warrantholders and the conduct of business thereof; and

(iv) for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be sent by mail, facsimilie or other means of prepaid, transmitted, recorded communication before the meeting to the Corporation or to the Special Warrant Agent at the place where the meeting is to be held and for voting pursuant to instruments appointing proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted.

(b) Recognition: Except as such regulations provide, the only persons who will be recognized at a meeting as the holders of any Special Warrants, or as entitled to vote or, subject to Section 8.10 hereof, to be present at the meeting in respect thereof, will be the registered holders of such Special Warrants or persons holding proxies on their behalf.

Section 8.10 The Corporation and Special Warrant Agent may be Represented

The Corporation and the Special Warrant Agent by their respective employees, officers or directors, and the counsel of the Corporation and the Special Warrant Agent, may attend any meeting of Special Warrantholders, but will have no vote as such.

Section 8.11 Powers Exercisable by Ordinary Resolution

In addition to all other powers conferred on them by the other provisions of this Indenture or by law, the Special Warrantholders who hold in the aggregate more than 50% of the total number of Special Warrants at the time outstanding will have the power at a meeting, exercisable from time to time by ordinary resolution, to approve a maximum 30-day extension of the Release Deadline.

Section 8.12 Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred on them by the other provisions of this Indenture or by law, the Special Warrantholders at a meeting will have the power, exercisable from time to time by Extraordinary Resolution:

(a) to assent to or sanction any amendment, modification, abrogation, alteration, compromise or arrangement of any right of the Special Warrantholders or, with the reasonable consent of the Special Warrant Agent, of the Special Warrant Agent in its capacity as agent hereunder or on behalf of the Special Warrantholders against the Corporation, whether such right arises under this Indenture or otherwise, which shall be agreed to by the

Corporation, and to authorize the Special Warrant Agent to concur in and execute any indenture supplemental hereto in connection therewith;

(b) to amend, alter or repeal any Extraordinary Resolution previously passed;

(c) subject to arrangements as to financing and indemnity satisfactory to the Special Warrant Agent, to direct or authorize the Special Warrant Agent to enforce any obligation of the Corporation under this Indenture or to enforce any right of the Special Warrantholders in any manner specified in the Extraordinary Resolution;

(d) to direct or authorize the Special Warrant Agent to refrain from enforcing any obligation or right referred to in clause (c) of this Section 8.12;

(e) to waive and direct the Special Warrant Agent to waive any default by the Corporation in complying with any provision of this Indenture, either unconditionally or on any condition specified in the Extraordinary Resolution;

(f) to appoint a committee with power and authority to exercise, and to direct the Special Warrant Agent to exercise, on behalf of the Special Warrantholders, such of the powers of the Special Warrantholders as are exercisable by Extraordinary Resolution;

(g) to restrain any Special Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any obligation of the Corporation under this Indenture or to enforce any right of the Special Warrantholders;

(h) to direct any Special Warrantholder who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal therewith on payment of the costs, charges and expenses reasonably and properly incurred by him in connection therewith;

(i) to assent to any change in or omission from the provisions contained in the Special Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Special Warrantholders to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(j) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation; and

(k) from time to time and at any time to remove the Special Warrant Agent and appoint a successor special warrant Agent.

Section 8.13 <u>Meaning of "Extraordinary Resolution"</u>

(a) <u>Meaning</u>: The expression "**Extraordinary Resolution**" when used in this Indenture means, subject to the provisions of this section and of Section 8.16 and 8.17 hereof, a motion proposed at a meeting of Special Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article Eight at which there are present in person or by proxy Special Warrantholders holding in the aggregate more than 25% of the total number of Special Warrants then outstanding and passed by the affirmative

votes of Special Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Special Warrants represented at the meeting and voted on the motion.

(b) Quorum: If, at a meeting called for the purpose of passing an Extraordinary Resolution, the quorum required by subsection 8.13(a) hereof is not present within 30 minutes after the time appointed for the meeting, the meeting, if convened by Special Warrantholders or on a Special Warrantholders' Request, will be dissolved, but in any other case will stand adjourned to such day, being not less than five Business Days or more than ten Business Days later, and to such place and time, as is appointed by the chairman.

(c) Notice: Not less than three Business Days' notice must be given to the Special Warrantholders of the time and place of such adjourned meeting.

(d) Form of Notice: The notice must state that at the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.

(e) Quorum at Adjourned Meeting: At the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened, and a motion proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 8.13(a) hereof will be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Special Warrantholders holding in the aggregate 25% of the total number of Special Warrants outstanding may not be present.

(f) Poll: Votes on an Extraordinary Resolution must always be given on a poll and no demand for a poll on an Extraordinary Resolution will be necessary.

Section 8.14 Powers Cumulative

Any one or more of the powers, and any combination of the powers, in this Indenture stated to be exercisable by the Special Warrantholders by Extraordinary Resolution or otherwise, may be exercised from time to time, and the exercise of any one or more of such powers or any combination of such powers from time to time will not prevent the Special Warrantholders from exercising such power or powers or combination of powers thereafter from time to time.

Section 8.15 Minutes

Minutes of all resolutions passed and proceedings taken at every meeting of the Special Warrantholders will be made and duly entered in books from time to time by the Special Warrant Agent at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or such proceedings were taken, will be *prima facie* evidence of the matters therein stated, and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been so made, entered and signed will be deemed to have been duly convened and held, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

Section 8.16 Instruments in Writing

Any action that may be taken and any power that may be exercised by Special Warrantholders at a meeting held as provided in this Article Eight may also be taken and exercised by Special Warrantholders

who hold in the aggregate more than 50% of the total number of Special Warrants at the time outstanding or in the case of an Extraordinary Resolution, Special Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Special Warrants at the time outstanding, by their signing, each in person or by attorney duly appointed in writing, an instrument in writing in one or more counterparts, and the expression "**Extraordinary Resolution**" when used in this Indenture includes a resolution embodied in an instrument so signed.

Section 8.17 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article Eight at a meeting of Special Warrantholders will be binding on all Special Warrantholders, whether present at or absent from the meeting and whether voting for or against the resolution or abstaining, and every instrument in writing signed by Special Warrantholders in accordance with Section 8.16 hereof will be binding on all Special Warrantholders, whether signatories thereto or not, and every Special Warrantholder and the Special Warrant Agent (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every such resolution and instrument in writing.

Section 8.18 Holdings by the Corporation and Subsidiaries Disregarded

In determining whether Special Warrantholders holding the required total number of Special Warrants are present in person or by proxy for the purpose of constituting a quorum, or have voted or consented to a resolution, Extraordinary Resolution, consent, waiver, Special Warrantholders' Request or other action under this Indenture, a Special Warrant held by the Corporation or by a subsidiary of the Corporation will be deemed to be not outstanding. The Corporation shall provide the Special Warrant Agent with a Certificate of the Corporation providing details of any Special Warrants held by the Corporation or by a subsidiary of the Corporation upon the written request of the Special Warrant Agent.

ARTICLE NINE
SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS

Section 9.01 Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation (when authorized by the Board of Directors of the Corporation) and the Special Warrant Agent may, subject to the provisions hereof, and will when so directed hereby, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter will form part hereof, for any or all of the following purposes:

(a) setting forth any adjustments resulting from the application of the provisions of Section 4.06 hereof;

(b) adding hereto such additional covenants and enforcement provisions as in the opinion of counsel are necessary or desirable, and are not in the opinion of the Special Warrant Agent, relying on opinion of counsel, prejudicial to the interest of the Special Warrantholders;

(c) giving effect to any Extraordinary Resolution passed as provided in Article Eight hereof;

(d) adding to, deleting or altering the provisions hereof in respect of the exercise of Special Warrant Certificates, and making any modification in the form of the Special Warrant Certificates that does not affect the substance thereof;

(e) modifying any provision of this Indenture (including, without limitation, making any modification which increases the number or amount of Shares and Warrants issuable pursuant to the Special Warrants) or relieving the Corporation from any obligation, condition or restriction herein contained, except that no such modification or relief will be or become operative or effective if in the opinion of the Special Warrant Agent based on the opinion of counsel it would impair any right of the Special Warrantholders or of the Special Warrant Agent, and the Special Warrant Agent may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion will not afford adequate protection to the Special Warrant; and

(f) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguity, defective or inconsistent provision, error or omission herein, if in the opinion of the Special Warrant Agent based on the opinion of counsel, the rights of the Special Warrant Agent and of the Special Warrantholders are not prejudiced thereby.

Section 9.02 Successor Corporations

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety, or substantially as an entirety, to another corporation or other entity, the successor corporation or other entity resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation and will execute and deliver to the Special Warrant Agent a supplemental indenture and such other instruments as are satisfactory in form to the Special Warrant Agent and in the opinion of counsel are necessary or desirable to evidence the express assumption by the successor corporation of such obligations.

ARTICLE TEN
CONCERNING SPECIAL WARRANT AGENT

Section 10.01 Rights and Duties of Special Warrant Agent

(a) Duty of Special Warrant Agent: In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Special Warrant Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent special warrant agent would exercise in comparable circumstances. The Special Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Special Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Special Warrant Agent and in the absence of any such notice the Special Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Special Warrant Agent to determine whether or not the Special Warrant Agent shall take action with respect to any default.

(b) No Relief From Liability: No provision of this Indenture will be construed to relieve the Special Warrant Agent from liability for its own grossly negligent act, wilful misconduct or bad faith.

(c) Actions: The obligation of the Special Warrant Agent to commence or continue any act, action or proceeding in connection herewith, including without limitation, for the purpose of enforcing any right of the Special Warrant Agent or the Special Warrantholders hereunder is on the condition that the Special Warrant Agent shall have received a Special Warrantholders' Request specifying the act, action or proceeding which the Special Warrant Agent is requested to take and, when required by notice to the Special Warrantholders by the Special Warrant Agent, the Special Warrant Agent is furnished by one or more Special Warrantholders with sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Special Warrant Agent to protect and hold it harmless against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(d) Funding: No provision of this Indenture will require the Special Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is so indemnified and funded.

(e) Deposit of Special Warrants: The Special Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Special Warrantholders at whose instance it is acting to deposit with the Special Warrant Agent the Special Warrant Certificates held by them, for which certificates the Special Warrant Agent will issue receipts.

(f) Restriction: Every provision of this Indenture that relieves the Special Warrant Agent of liability or entitles it to rely on any evidence submitted to it is subject to the provisions of Applicable Legislation.

(g) The Special Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Special Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Special Warrant Agent, in its sole judgment, determine at any time that acting under this Special Warrant Indenture has resulted in it being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days' written notice to the Corporation provided: (i) that the Special Warrant Agent's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Special Warrant Agent's satisfaction within such 10-day period, then such resignation shall not be effective.

Section 10.02 Evidence, Experts and Advisers

(a) Evidence: In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation will furnish to the Special Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as is prescribed by Applicable Legislation or as the Special Warrant Agent reasonably requires, by written notice to the Corporation.

(b) Reliance by Special Warrant Agent: In the exercise of any right or duty hereunder the Special Warrant Agent, if it is acting in good faith, may act and rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Special Warrant Agent pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Special Warrant Agent, if such evidence complies with Applicable Legislation and the Special Warrant Agent examines such evidence and determines that it complies with the applicable requirements of this Indenture.

(c) Statutory Declaration: Whenever Applicable Legislation requires that evidence referred to in subsection 10.02(a) hereof be in the form of a statutory declaration, the Special Warrant Agent may accept such statutory declaration in lieu of a Certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by any one or more of the Chairman, President, Chief Executive Officer, Chief Financial Officer or Secretary of the Corporation or by any other officer(s) or director(s) of the Corporation to whom such authority is delegated by the Board of Directors of the Corporation from time to time. In addition, the Special Warrant Agent may act and rely and shall be protected in acting and relying upon any resolution, certificate, direction, instruction, statement, instrument, opinion, report, notice, request, consent, order, letter, or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(d) Proof of Execution: Proof of the execution of any document or instrument in writing, including a Special Warrantholders' Request, by a Special Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner that the Special Warrant Agent considers adequate and in respect of a corporate Special Warrantholder, shall include a certificate of incumbency of such Special Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

(e) Experts: The Special Warrant Agent may employ or retain such counsel, accountants, appraisers, or other experts or advisers as it reasonably requires for the purpose of determining and discharging its rights and duties hereunder and may pay the reasonable remuneration and disbursements for all services so performed by any of them and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Special Warrant Agent. The Corporation shall pay or reimburse the Special Warrant Agent for any reasonable fees of such counsel, accountants, appraisers, or other experts or advisors. The Special Warrant Agent may act and rely and shall be protected in acting or not acting in good faith reliance on the opinion or advice of or information obtained from any counsel, accountant, appraisers or other expert or advisor, whether retained or employed by the Corporation or by the Special Warrant Agent, in relation to any matter arising in the administration of the duties and obligations hereof.

Section 10.03 Documents, Money, Etc. held by Special Warrant Agent

(a) Safekeeping: Any security, document of title or other instrument that may at any time be held by the Special Warrant Agent subject to the provisions of this indenture hereof may be placed in the deposit vaults of the Special Warrant Agent or of any Canadian chartered bank or deposited for safekeeping with any such bank.

(b) Holding of Funds: Unless herein otherwise expressly provided, any money held by the Special Warrant Agent pending application or withdrawal thereof under any provision of this Indenture shall be held in a segregated account of any Approved Bank listed in Section 6.02 earning a rate of interest current on similar deposits.

(c) Interest: Except in circumstances described in Section 6.02, all interest or other income received by the Special Warrant Agent in respect of such deposits and investments referred to in subsection 10.03(b) will belong to the Corporation.

Section 10.04 Action by Special Warrant Agent to Protect Interests

The Special Warrant Agent will have power to institute and to maintain such actions and proceedings as it considers necessary or expedient to protect or enforce its interests and the interests of the Special Warrantholders.

Section 10.05 Special Warrant Agent not Required to Give Security

The Special Warrant Agent will not be required to give any bond or security in respect of the execution of the duties and obligations and powers under this Indenture.

Section 10.06 Protection of Special Warrant Agent

(a) Protection: By way of supplement to the provisions of any law for the time being relating to Special Warrant agents, it is expressly declared and agreed that:

(i) the Special Warrant Agent will not be liable for or by reason of, or required to substantiate, any statement of fact, representation or recital in this Indenture or in the Special Warrant Certificates (except the representation contained in Section 10.08 or in the certificate of the Special Warrant Agent on the Special Warrant Certificates), but all such statements or recitals are and will be deemed to be made by the Corporation;

(ii) nothing herein contained will impose on the Special Warrant Agent any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(iii) the Special Warrant Agent will not be bound to give notice to any person of the execution hereof;

(iv) the Special Warrant Agent will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach by the Corporation of any obligation or warranty herein contained or of any act of any director, officer, employee or agent of the Corporation;

(v) the Special Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and in the Special Warrants and generally may contract and enter into financial transactions with the Corporation or any related corporation without being liable to account for any profit made thereby;

(vi) the Special Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means provided that they are sent in accordance with the provisions hereof;

(vii) if the Special Warrant Agent delivers any cheque as required hereunder, the Special Warrant Agent shall have no further obligation or liability for the amount represented thereby, unless any such cheque is not honoured on presentation, provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Special Warrant Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and, if required by the Special Warrant Agent, an indemnity reasonably satisfactory to it, shall issue to such payee a replacement cheque for the amount of such cheque; and

(viii) the Special Warrant Agent will disburse funds in accordance with the provisions hereof only to the extent that funds have been deposited with it. The Special Warrant Agent shall not under any circumstances be required to disburse funds in excess of the amounts on deposit with the Special Warrant Agent at the time of disbursement.

(b) Indemnity: In addition to and without limiting any protection of the Special Warrant Agent hereunder or otherwise by law, the Corporation agrees to indemnify the Special Warrant Agent, its agents, employees, directors and officers (each an "**Indemnified Person**"), and save each Indemnified Person harmless from all liabilities, suits, damages, costs, expenses and actions which may be brought against or suffered by it arising out of or connected with the performance by the Special Warrant Agent of its duties hereunder except to the extent that such liabilities, suits, damages, costs and actions are attributable to the gross negligence, wilful misconduct or bad faith of the Special Warrant Agent or an Indemnified Person. Notwithstanding any other provision hereof, this indemnity shall survive any removal or resignation of the Special Warrant Agent, discharge of this Indenture and termination of any duties and obligations hereunder.

Section 10.07 Replacement of Special Warrant Agent

(a) Resignation: The Special Warrant Agent may resign and be discharged from all further duties and liabilities hereunder, except as provided in this section, by giving to the Corporation and the Special Warrantholders not less than 60 days notice in writing or, if a new Special Warrant Agent has been appointed, such shorter notice as the Corporation accepts as sufficient provided that such resignation and discharge shall be subject to the appointment of a successor thereto in accordance with the provisions hereof.

(b) Removal: The Special Warrantholders by Extraordinary Resolution may at any time remove the Special Warrant Agent and appoint a new Special Warrant Agent.

(c) Appointment of New Special Warrant Agent: If the Special Warrant Agent so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Corporation will forthwith appoint a new Special Warrant Agent unless a new Special Warrant Agent has already been appointed by the Special Warrantholders.

(d) Failure to Appoint: Failing such appointment by the Corporation, the retiring Special Warrant Agent or any Special Warrantholder may apply at the expense of the Corporation to the Supreme Court of British Columbia, on such notice as the Court directs, for the appointment of a new Special Warrant Agent.

(e) New Special Warrant Agent: Any new Special Warrant Agent appointed under this section must be a corporation authorized to carry on the business of a trust company in British Columbia and, if required by the Applicable Legislation of any other province, in such other province. On any such appointment the new Special Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Special Warrant Agent without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as, in the opinion of counsel, are necessary or desirable for the purpose of assuring the transfer of such powers, rights, duties and responsibilities to the new Special Warrant Agent including, without limitation, an appropriate instrument executed by the new Special Warrant Agent accepting such appointment and, at the request of the Corporation, the predecessor Special Warrant Agent shall, upon payment of its outstanding remuneration and expenses, execute and deliver to the new Special Warrant Agent an appropriate instrument transferring to such new Special Warrant Agent all rights and powers of the Special Warrant Agent hereunder, and shall duly assign, transfer and deliver to the new Special Warrant Agent all securities, property and all records kept by the predecessor Special Warrant Agent hereunder or in connection therewith. Any new Special Warrant Agent so appointed by the Corporation or by the Court will be subject to removal as aforesaid by the Special Warrantholders and by the Corporation.

(f) Notice of New Special Warrant Agent: On the appointment of a new Special Warrant Agent, the Corporation will promptly give notice thereof to the Special Warrantholders in accordance with subsection 11.02(a) hereof.

(g) Successor Special Warrant Agent: A corporation into or with which the Special Warrant Agent is merged or consolidated or amalgamated, or a corporation succeeding to the business of the Special Warrant Agent, will be the successor to the Special Warrant Agent hereunder without any further act on its part or on the part of the Corporation if such corporation would be eligible for appointment as a new Special Warrant Agent under subsection 10.07(e) hereof.

(h) Certificates: A Special Warrant Certificate certified but not delivered by a predecessor Special Warrant Agent may be delivered by the new or successor Special Warrant Agent in the name of the predecessor Special Warrant Agent or successor Special Warrant Agent.

Section 10.08 Conflict of Interest

The Special Warrant Agent represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists between its role as an agent hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 30 days after ascertaining that it has such material conflict of interest, either eliminate the conflict of interest or resign its duties and obligations hereunder.

Section 10.09 Acceptance of Trust

The Special Warrant Agent hereby accepts the trust, duties and obligations in this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth and to hold and exercise the right, privileges and benefits conferred upon it hereby in trust for and on behalf of the Special Warrantholders.

Section 10.10 Third Party Interests

The Corporation represents to the Special Warrant Agent that any account to be opened by, or interest to be held by the Special Warrant Agent in connection with this Indenture, for or to the credit of the Corporation, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation agrees to complete and execute forthwith a declaration in the form reasonably requested by the Special Warrant Agent as to the particulars of such third party.

ARTICLE ELEVEN
GENERAL

Section 11.01 Notice to the Corporation and Special Warrant Agent

(a) Corporation and Special Warrant Agent: Unless herein otherwise expressly provided, a notice to be given hereunder to the Corporation or the Special Warrant Agent will be validly given if delivered or if sent by registered letter, postage prepaid (from Canada), first class mail (from the United States) or if sent by facsimile transmission (if receipt of such transmission is confirmed):

(i) if to the Corporation:

Vista Gold Corp.
Attn: Chief Financial Officer
Suite 5, 7961 Shaffer Parkway
Littleton, Colorado
U.S.A. 80127
Facsimile: (720) 981-1186

(ii) if to the Special Warrant Agent:

Computershare Trust Company of Canada
Attn: General Manager, Corporate Trust
510 Burrard Street, 3rd Floor
Vancouver, British Columbia V6C 3B9
Facsimile: (604) 661-9403

and any such notice delivered or sent in accordance with the foregoing will be deemed to have been received on the date of delivery or facsimile transmission or, if mailed, on the second Business Day following the day of the mailing of the notice. The original of any document sent by facsimile transmission to the Special Warrant Agent shall be subsequently mailed to the Special Warrant Agent.

(b) Change of Address: The Corporation or the Special Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection 11.01(a) hereof of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of the Corporation or the Special Warrant Agent, as the case may be, for all purposes of this Indenture.

(c) Postal Interruption: If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian or United States postal employees, a notice to be given to the Special Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed. Any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to such officer.

Section 11.02 Notice to Special Warrantholders

(a) Notice: Unless herein otherwise expressly provided, a notice to be given hereunder to Special Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid (from Canada) or first class mail (from the United States), addressed to the Special Warrantholders or delivered (or so mailed to certain Special Warrantholders and so delivered to the other Special Warrantholders) at their respective addresses appearing on any of the registers of holders described in Section 3.01 hereof, provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian or United States postal employees, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by publication twice in the Report on Business section in the national edition of *The Globe and Mail*.

(b) Date of Notice: A notice so given by mail or so delivered will be deemed to have been given on the first Business Day after it has been mailed or on the day on which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Special Warrantholder will not invalidate any action or proceeding founded thereon.

Section 11.03 Satisfaction and Discharge of Indenture

If all certificates representing the Shares and Warrants required to be issued in compliance with the provisions hereof have been issued hereunder in accordance with such provisions (or alternatively, if the Special Warrants are cancelled and payment of the Proceeds and any interest accrued thereon is made by the Special Warrant Agent in accordance with subsections 2.02(c) and 6.03(b)), if all payments required to be made in compliance with the provisions of this Indenture have been made in accordance with such provisions and payment to the Special Warrant Agent of the fees and other remuneration payable to the Special Warrant Agent have been made, this Indenture will cease to be of further effect and, on demand of and at the cost and expense of the Corporation and on delivery to the Special Warrant Agent of a Certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Special Warrant Agent of the fees and other

remuneration payable to the Special Warrant Agent, the Special Warrant Agent will execute proper instruments acknowledging the satisfaction of and discharging this Indenture.

Section 11.04 Sole Benefit

Nothing in this Indenture or the Special Warrant Certificates, expressed or implied, will give or be construed to give to any person other than the Corporation, the Special Warrant Agent and the Special Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Special Warrant Certificates, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the Corporation, the Special Warrant Agent and the Special Warrantholders.

Section 11.05 Discretion of Directors

Any matter provided herein to be determined by the Board of Directors of the Corporation will be determined by the directors in their sole discretion, acting reasonably and in good faith, and a determination so made will be conclusive.

Section 11.06 Force Majeure

Neither the Corporation nor the Special Warrant Agent shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 11.06.

Section 11.07 Privacy Consent

The Corporation acknowledges that the Special Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about the Corporation and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

a) to provide the services required under this Indenture and other services that may be requested from time to time;

b) to help the Special Warrant Agent manage its servicing relationships with such individuals;

c) to meet the Special Warrant Agent's legal and regulatory requirements; and

d) if Social Insurance Numbers are collected by the Special Warrant Agent, to perform tax reporting and to assist in verification of an individual's identity for security purposes.

The Corporation acknowledges and agrees that the Special Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Special Warrant Agent shall make available on its website or upon request, including revisions thereto. Further, the Corporation agrees that it shall not provide or cause to be provided to the Special

Warrant Agent any personal information relating to an individual, unless that the Corporation has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

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Section 11.08 Counterparts and Formal Date

This Indenture may be executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to be dated as of this indenture.

IN WITNESS WHEREOF the parties hereto have executed this Special Warrant Indenture as of the day and year first above written.

VISTA GOLD CORP.

By: *<u>/s/ Gregory G. Marlier</u>*
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

By: *<u>/s/Karl Burgess</u>*
Authorized Signatory

By: *<u>/s/Gabriel Ducharme</u>*
Authorized Signatory

SCHEDULE A

SPECIAL WARRANT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 23, 2011.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO REGULATION S OF THE 1933 ACT, IF AVAILABLE, AND PURSUANT TO LOCAL LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPHS (D) OR (E), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

Certificate Number: _______________ Number of Special Warrants: _______________

SPECIAL WARRANTS

Exercisable for Common Shares and Common Share Purchase Warrants of Vista Gold Corp.

THIS IS TO CERTIFY THAT, for value received, __________________ (the "**holder**") is the registered holder of the number of Special Warrants (the "**Special Warrants**") specified above of Vista Gold Corp. (the "**Corporation**") and is thereby entitled upon the satisfaction of the Escrow Release Conditions prior to the Termination Time, without payment of any additional consideration, to acquire from the Corporation the number of fully paid and non-assessable common shares in the capital of the Corporation (the "**Shares**") and the number of common share purchase warrants of the Corporation (the "**Warrants**") equal to the Exercise Number after the Release Time.

Unless otherwise defined herein, words and terms with the initial letter or letters thereof capitalized shall have the meanings given to such words and terms in the Special Warrant Indenture (as defined below).

This Special Warrant Certificate represents Special Warrants of the Corporation issued under the provisions of a Special Warrant indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the "**Special Warrant Indenture**") dated as of October 22, 2010 between the Corporation and Computershare Trust Company of Canada (the "**Special Warrant Agent**"). Reference is hereby made for particulars of the rights of the holders of the Special Warrants, the

Corporation and the Special Warrant Agent in respect thereof and of the terms and conditions upon which the Special Warrants are issued and held, all to the same effect as if the provisions of the Special Warrant Indenture were herein set forth in full, to all of which the holder, by acceptance hereof, assents. In the event of a conflict between the provisions of this Special Warrant Certificate and the Special Warrant Indenture, the terms of the Special Warrant Indenture shall govern. The Corporation will furnish to the holder, on request, a copy of the Special Warrant Indenture.

The Special Warrants represented by this Special Warrant Certificate will be deemed to be exercised by the holder immediately upon receipt by the Special Warrant Agent of a Release Notice executed by the Corporation (if received prior to the Termination Time) and the holder will be deemed to have subscribed for the Shares and Warrants issuable on the exercise of such Special Warrants without the taking of any action by the holder, including the surrender of this Special Warrant Certificate and the payment of additional consideration, which will thereupon be cancelled by the Special Warrant Agent. For greater certainty, the Special Warrants represented by this certificate may not be exercised by the holder and may only be exercised pursuant to the foregoing deemed exercise.

In the event that (i) the Release Notice is not delivered to the Special Warrant Agent prior to the Termination Time, or (ii) a Termination Notice is delivered to the Special Warrant Agent by the Corporation, all of the Special Warrants shall, without any action on the part of the holders thereof (including the surrender of Special Warrant Certificates), be cancelled by the Special Warrant Agent and holders of Special Warrant Certificates shall thereafter have no rights thereunder except to receive, and the Special Warrant Agent shall pay to such holders from the Proceeds, an amount equal to U.S.$2.30 per Special Warrant, all as more particularly set out in the Special Warrant Indenture.

The holder of this Special Warrant is cautioned that in the event that the Special Warrants are deemed to be exercised or are cancelled, certificates representing the Shares and Warrants or cheque, as the case may be, will be mailed or delivered to the latest address of record of the registered holder or to the direction of the registered holder.

On and after the date of exercise of the Special Warrants represented by this Special Warrant Certificate, the holder will have no rights hereunder except to receive certificates representing the Shares and Warrants issued upon the exercise thereof to such holder.

The Corporation will not be obligated after the aggregation of the number of Shares and Warrants to be issued to a holder of Special Warrants to issue any fraction of a Share or Warrant on the exercise of Special Warrants. A holder of Special Warrants shall not be entitled to receive a cash payment or any other compensation in respect of any such fraction of a Share or Warrant.

No Shares or Warrants will be issued pursuant to the exercise of any Special Warrant if the issue of such security would constitute a violation of the securities laws of any applicable jurisdiction.

The Special Warrant Indenture provides for adjustments to the rights of the holders of Special Warrants on the happening of certain stated events, including the subdivision or consolidation of the outstanding Shares, certain distributions of Shares or other securities convertible into or exchangeable for Shares or of other securities or assets of the Corporation, certain offerings of rights or options and certain capital reorganizations.

The Special Warrant Indenture contains provisions making binding on all holders of Special Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by holders of a specified majority of all outstanding Special Warrants.

On presentation at the principal office of the Special Warrant Agent in Vancouver, British Columbia, subject to the provisions of the Special Warrant Indenture and on compliance with the reasonable

requirements of the Special Warrant Agent, one or more Special Warrant Certificates may be exchanged at no cost to the holder for one or more Special Warrant Certificates of different denominations representing in the aggregate the same number of Special Warrants as the Special Warrant Certificate or Special Warrant Certificates being exchanged.

The Special Warrants represented by this Special Warrant Certificate may not be transferred by the holder.

The holding of this Special Warrant Certificate will not constitute the holder a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as otherwise provided in the Special Warrant Indenture.

This Special Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Special Warrant Agent for the time being under the Special Warrant Indenture.

Time is of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Special Warrant Certificate to be signed by its officers or other individuals duly authorized in that behalf as of ___________________________, 2010.

VISTA GOLD CORP.

By: ____

This Special Warrant Certificate is one of the Special Warrant Certificates referred to in the Special Warrant Indenture.

Countersigned this_____ day of ___________________, 2010.

COMPUTERSHARE TRUST COMPANY OF CANADA

By: ____

SCHEDULE B

TO: **COMPUTERSHARE TRUST COMPANY OF CANADA**

RELEASE NOTICE

Reference is made to the Special Warrant Indenture dated October 22, 2010 (the "**Special Warrant Indenture**") between Vista Gold Corp. (the "**Corporation**") and Computershare Trust Company of Canada. Unless otherwise defined herein, words and terms with the initial letter or letters thereof capitalized shall have the meanings given to such words and terms in the Special Warrant Indenture.

The Corporation confirms that Shareholder Approval has been obtained at the Shareholder Meeting and the approval of the NYSE Amex Equities Stock Exchange has been received and accordingly:

(a) in accordance with Section 2.02 of the Special Warrant Indenture, Special Warrants shall entitle the holders thereof, upon exercise thereof in accordance with the provisions of the Special Warrant Indenture, to Shares and Warrants, which the Special Warrant Agent is hereby authorized and directed to issue in accordance with the terms of the Special Warrant Indenture; and

(b) in accordance with Article Six of the Special Warrant Indenture, the Special Warrant Agent is hereby authorized and directed to release the Proceeds together with interest earned thereon to the Corporation by means of ______________________________
____.

This Release Notice, which may be signed in counterparts and delivered by facsimile, is irrevocable and shall constitute your good and sufficient authority for taking the actions described herein.

Dated this _____ day of ___________, 2010.

VISTA GOLD CORP.

By: ____